EXHIBIT 10.1

Amendment to
Master Services Agreement
Call Handling Services

THIS AMENDMENT (“Amendment”) is made effective as of this 22  day of November, 2015 (the “Amendment Effective Date”) by and between Comcast Cable Communications Management, LLC, a Delaware limited liability company, with offices at 1701 JFK Boulevard, Philadelphia, PA 19103-2838 ("Comcast") and Support.com, with offices at 900 Chesapeake Drive, 2nd Floor, Redwood City, CA 94063 ("Vendor").  This Amendment amends and modifies the Master Services Agreement – Call Handling Services dated October 1, 2013 (the “Agreement”).  Capitalized terms used by not defined herein shall be given their meanings in the SOW or Agreement.

The parties, for good and valuable consideration, the receipt of which is hereby acknowledged, agree to amend the Agreement as follows:

With respect to all Vendor personnel providing any Services for Comcast’s Xfinity Home (“XH”) service under any SOW, Vendor agrees that the Background Check, described in Section 4.9 of the Agreement, shall be performed prior to the date such personnel provide the Services and annually on or about the anniversary of such date.   Vendor shall not assign personnel to provide XH Services hereunder if the results of any of the Background Checks performed, or Vendor’s actual knowledge, indicate that such personnel may pose a threat to Comcast’s property, employees, subscribers, subscribers’ property or Confidential Information or such personnel would be otherwise unsuitable for assignment.  Vendor shall maintain a list of all Vendor personnel who provide XH Services and such list shall include the Background Check status and date of last Background Check for each Vendor personnel.  This detailed list shall be made available to Comcast for review upon request.  In addition, Vendor shall provide Comcast with an annual letter of attestation stating that Vendor is in full compliance with Background Check criteria set forth herein.

Except as expressly modified by this Amendment, the Agreement remains in full force and effect.  To the extent there is a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern.

IN WITNESS WHEREOF, the parties have caused this Amendment to be effective as of the Amendment Effective Date.

COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC	SUPPORT.COM, INC.
BY: /s/ Jennifer Yohe Wagner	BY: /s/ Roop K. Lakkaraju

NAME: Jennifer Yohe Wagner	NAME: Roop K. Lakkaraju

TITLE: Senior Vice President Procurement	TITLE: EVP, CFO & COO

DATE: 5/12/2016	DATE: 5/23/2016